SUB-ITEM 77C

Proposal 3 For MFS Municipal Limited Maturity Fund to approve or disapprove a proposal to revise a fundamental investment policy of the Fund.

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                         Shares % of Shares Outstanding

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For                                   91,997,586.50                     35.363%
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Against                               1,782,808.17                      .685%
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Abstain                               2,281,286.49                      .877%
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Delivered Not Voted                   39,217,120.74                     15.075%
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